Exhibit 10


                 AEI INCOME & GROWTH FUND 23 LLC

                      IMPOUNDMENT AGREEMENT


           THIS IMPOUNDMENT AGREEMENT, made and entered into this
day  of                       ,  1998, by and among AEI INCOME  &
GROWTH  FUND  23  LLC, (the "Fund"), AEI Securities  Incorporated
("AEI") and Fidelity Bank, Edina, Minnesota (the "Bank");

          WITNESSETH THAT:

           WHEREAS, the Fund proposes to issue and sell to the public up to 24,000 units of limited liability company interest (the "Units"), at a subscription price of $1,000 per Unit, and has entered into an agreement (the "Dealer-Manager Agreement") with AEI Securities Incorporated (the "Dealer-Manager") pursuant to which the Dealer-Manager and various members of the National Association of Securities Dealers, Inc. (collectively, the "Dealers") will offer the Units for sale to the public for and on behalf of the Fund; and

          WHEREAS, the Dealer-Manager Agreement provides that all funds received by Dealers in connection with the sale of Units shall be transmitted to the Dealer-Manager as processing broker-dealer and promptly deposited in an escrow account with the Bank until the offering of Units is terminated or until the minimum $1,500,000 of subscription proceeds have been obtained; and

           WHEREAS, the Fund has applied to the commissioner of commerce for the State of Minnesota (the "Commissioner") for registration of the Units for sale to the residents of the State of Minnesota; and

           WHEREAS, as a condition of registration of such offering under the Securities Laws of the State of Minnesota, the Commissioner requires that the Fund provide for the impoundment of the proceeds to be received from such offering of securities; and

           WHEREAS, the Fund, the Bank and AEI desire to enter into an agreement with respect to the said impoundment of proceeds; and

           NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below, the parties agree as follows:

          l.  APPOINTMENT OF IMPOUNDMENT AGENT; DELIVERY OF FUNDS
TO ESCROW ACCOUNT.

           The Fund hereby appoints the Bank as Impoundment Agent to receive and hold all proceeds from the sale of Units for the term of this Impoundment Agreement, and to invest the same in such manner as it shall be directed to in writing by the Fund. All subscription checks shall be payable to "Fidelity Bank_AEI Real Estate Escrow." Dealers shall transmit all subscription checks for Units to the Dealer-Manager by noon of the business day following receipt of such checks and the Dealer-Manager shall transmit all such checks, or return unaccepted checks to subscribers, as soon as practicable thereafter but in any event by the end of the second business day following receipt of such checks by the Dealer-Manager.

            2.   IDENTITY  OF  SUBSCRIBERS;  OWNERSHIP  OF  FUNDS
DEPOSITED.

           The Dealer-Manager shall deliver to the Impoundment Agent, with each deposit of checks, a list which contains the names and addresses of all persons who have subscribed for Units, the amount of money tendered by each subscriber and the date on which the funds were received from each subscriber. The Impoundment Agent shall hold all funds received for the individual account of each subscriber identified by the Dealer-
Manager.                The               funds,               as
well as any interest or income earned thereon, shall remain the property of the subscribers until released to the Fund as hereinafter provided, and shall not be subject to any liens by the Impoundment Agent or judgments or claims against Dealers, the Dealer-Manager or the Fund.

          3.  DISBURSEMENT OF FUNDS.

           (a) After such time as the Impoundment Agent has received not less than $1,500,000 in subscription amounts, the Impoundment Agent shall forthwith notify the Commissioner in writing of the escrow of such amounts. Upon receipt by the Impoundment Agent of written authorization from the Commissioner, said Impoundment Agent, on demand of AFM, shall pay over to the Fund all or any portion of the impounded funds. If $1,500,000 in subscription amount is not received by the Impoundment Agent during the term of this Impoundment Agreement, then, within three business days after the last day of the term of this Impoundment Agreement, the Impoundment Agent shall notify the Commissioner in writing that the conditions of this Impoundment Agreement have not been satisfied, and shall within a reasonable time, but in no event more than thirty (30) days after the last day of the term of this Impoundment Agreement refund to each subscriber the face amount of payments made in subscription for Units, together with his or her pro rata share of interest or income, if any, earned on the funds deposited in escrow, and shall then notify the Commissioner in writing of such refund.

           (b) After receipt by the Impoundment Agent of written authorization for the initial release of funds hereunder, the Impoundment Agent shall release to the Fund, from time to time, any funds deposited pursuant to this Agreement, upon the written request of the Fund and without any necessity of further authorization from the Commission. The Fund shall send written notice of each request for disbursement of funds which shall specify the subscriptions that have been accepted on behalf of the Fund, the commissions and nonaccountable expenses payable on such subscriptions, the subscriptions that have been rejected, and the subscriptions that have been deposited in escrow but upon which acceptance by the Fund remains pending. In accordance with such notice, the Impoundment Agent shall disburse funds:

            (i)    representing  commissions  and  nonaccountable
     expenses   on  accepted  subscriptions_  directly   to   the
     Dealer-Manager;

           (ii) representing accepted subscription proceeds net of commissions and nonaccountable expenses_directly to the account of the Fund as authorized in such notice;

            (iii) representing interest accrued on accepted subscriptions proceeds_directly to the subscribers; and

           (iv) representing rejected subscription proceeds and interest accrued thereon_directly to the subscribers.

All subscription proceeds upon which acceptance remains pending shall be held by the Impoundment Agent for disbursement in accordance with the direction contained in the next succeeding notice.

          4.  TERM OF IMPOUNDMENT.

          This Impoundment Agreement shall terminate on the 365th day following the effective date of the registration statement relating to the Units or on such earlier date as all funds are released to the Fund as provided in Section 3 above; provided, however, that if $1,500,000 in subscription amounts have been received prior to the 365th day and the Fund elects to extend the offering of Units in accordance with the registration statement relating thereto, this Impoundment Agreement shall terminate upon the expiration of such extension (but not, in any event, later than the 730th day after the effective date). The Fund and the Dealer-Manager may also terminate this Impoundment Agreement at any time upon notice to the Impoundment Agent that the Fund has made a decision to terminate the offer and sale of Units.

          6.  CONSENT OF COMMISSIONER TO RELEASE FUNDS.

           Until the Impoundment Agent has received $1,500,000 in subscription amounts no funds shall be released to the Fund hereunder except upon the express written authorization of the Commissioner. If the Commissioner finds that any conditions of this Impoundment Agreement have not been satisfied, or that any provisions of the Minnesota Securities Laws or regulations have not been complied with, then he may withhold such authorization for release of funds by the Impoundment Agent to the Fund and may direct the Impoundment Agent to return the funds to the subscribers. After the initial release of funds is authorized by the Commissioner, the Impoundment Agent shall release funds, from time to time, to the Fund upon written request.

          7.  FEE OF IMPOUNDMENT AGENT.

            The Impoundment Agent shall receive reasonable compensation for its services as Impoundment Agent. Such compensation shall be paid by the Fund and shall not be subtracted from the funds held in escrow by the Impoundment Agent. The fee agreed upon for services rendered hereunder shall constitute full compensation for the services of the Impoundment Agent performed pursuant to this Impoundment Agreement; provided, however, that if the Impoundment Agent renders any material services not contemplated by this Impoundment Agreement, the Impoundment Agent shall be reasonably compensated for such services.

            8.    REPRESENTATIONS  OF  IMPOUNDMENT  AGENT.    The
Impoundment Agent represents and warrants that:

           (a) subscription proceeds deposited on behalf of each subscriber will be insured by the Federal Deposit Insurance Corporation to the maximum extent such proceeds would be insured if deposited in individual accounts for each such subscriber; and

           (b) it will distribute to subscribers within the time period prescribed by the Internal Revenue Code of 1986, as amended, reports of all interest income earned on escrowed funds.

Except as provided in this Section 8, the sole duty of the Impoundment Agent shall be to receive funds from the sale of the Units and hold them for release in accordance with the terms of this Impoundment Agreement.

          9.  LIABILITY OF IMPOUNDMENT AGENT.

           The Impoundment Agent may conclusively rely upon and shall have no duty to verify any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Impoundment Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Impoundment Agreement unless first indemnified to its satisfaction by the Fund. The Impoundment Agent may consult counsel with respect to any question arising under this Impoundment Agreement, and the Impoundment Agent shall not be liable for any action taken or omitted in good faith on advice of such counsel. All funds held by the Impoundment Agent pursuant to this Impoundment Agreement shall constitute trust property for the purposes for which they are held.

          10.  INSPECTION OF RECORDS.

           Either the Fund or the Commissioner may, at any time during regular business hours, inspect the records of the Impoundment Agent, insofar as they relate to this Impoundment Agreement, for the purpose of determining that the Impoundment Agent is acting in compliance with the provisions of this Impoundment Agreement.

           11.   BINDING  EFFECT AND SUBSTITUTION OF  IMPOUNDMENT
AGENT.

           The terms and conditions of this Impoundment Agreement shall be binding upon the parties hereto and their respective creditors, transferees, successors in interest and assigns, whether by operation of law or otherwise. If for any reason the Bank should be unable or unwilling to continue to assume its duties as Impoundment Agent, nothing in this Impoundment Agreement shall prevent the Fund from appointing an alternative Impoundment Agent.

          12.  ISSUANCE OF CERTIFICATES.

          Until the terms of this Agreement have been met and the
funds  hereunder released to the Issuer, the Issuer may not issue
any   certificates  or  other  evidences  of  securities,  except subscription agreements.

           IN WITNESS WHEREOF, the parties hereto have executed this Impoundment Agreement on the date first above written.

                                    AEI  INCOME & GROWTH FUND 23 LLC
                                    By  AEI Fund Management  XXI,Inc.

                                    By /s/ Robert P Johnson
                                      Its President


                                    FIDELITY BANK


                                    By /s/ Andrew Feriancek
                                      Its E.V.P




                                    AEI Securities Incorporated


                                    By /s/ Robert P Johnson
                                      Its President


Accepted for filing

Commissioner of Commerce